Exhibit 23.2

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We have issued our report dated December 30, 2020, with respect to the consolidated financial statements of Glocal Healthcare Systems Private Limited and its subsidiaries for the years ended March 31, 2020 and 2019 contained in this Registration Statement on Form S-8. We consent to the use of the aforementioned report in this Registration Statement.

For D. K. Chhajer & Co.
Chartered Accountants
Firm Registration No. 304138E

Kolkata, India
July 5, 2022